Exhibit 99.1

For immediate release	Contact: Mark Hendrix (202) 835-5162

Riggs, U.S. Attorney for the District of Columbia and Department of Justice Resolve
Investigation Into Riggs Bank N.A.

Washington, D.C., January 27, 2005 – Riggs National Corporation (NASDAQ: RIGS) today reported that its subsidiary, Riggs Bank N.A., the United States Attorney’s Office for the District of Columbia and the U.S. Department of Justice (collectively, the “DOJ”) together have resolved a previously disclosed investigation into Riggs Bank N.A.’s Bank Secrecy Act compliance with respect to customer transactions in Riggs Bank N.A.’s now-discontinued embassy banking and international private banking businesses. An agreement was approved by Riggs National Corporation, Riggs Bank N.A. and the DOJ, and was accepted today by United States District Court for the District of Columbia.

The agreement with the DOJ does not affect Riggs Bank N.A.’s customer funds.

Under the agreement, Riggs Bank N.A. will plead guilty to a single count of failing to file timely and/or accurate Suspicious Activity Reports as required by the Bank Secrecy Act and its implementing regulations. Riggs Bank N.A. will pay a $16 million fine to federal authorities, and has agreed to a five-year period of corporate probation, which will terminate immediately upon the closing of a sale of Riggs National Corporation or Riggs Bank N.A. or any other change of control transaction.

The agreement confirms that the United States will not bring any additional criminal charges against Riggs Bank N.A., Riggs National Corporation, or any related entity in connection with any matters arising from the conduct related to the embassy banking and/or international private banking businesses of Riggs, which Riggs voluntarily discontinued last year.

The agreement reflects that Riggs fully cooperated with the investigation that was conducted by the DOJ and that Riggs’ own internal investigation uncovered wrongdoing that is the subject of today’s proceedings. In addition, Riggs has accepted responsibility for its conduct and has voluntarily discontinued operations in the business areas where the conduct at issue occurred. Since the beginning of 2003, Riggs Bank N.A. has invested more than $50 million to develop and implement a new bank-wide information system solution, hired additional compliance staff, and established new compliance procedures and policies.

After giving effect to the fine, Riggs National Corporation and Riggs Bank N.A. will continue to have capital levels above all bank regulatory capital requirements for “well capitalized” status.

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Riggs National Corporation
January 27, 2005

Riggs and The PNC Financial Services Group, Inc. anticipate making an announcement regarding the status of their previously announced merger agreement on or about Friday, February 4, 2005.

Separately, Riggs Bank N.A. also entered into an amended Consent Order with the Office of the Comptroller of the Currency on January 27, 2005, which modifies the existing Consent Order dated May 13, 2004. In addition, the Board of Governors of the Federal Reserve System has replaced the Cease and Desist Order dated May 14, 2004 with a new Cease and Desist Order on January 27, 2005.

Under the amended Consent Order with the OCC, Riggs Bank N.A. is required to, among other things, (i) update the management review conducted pursuant to the existing Consent Order; (ii) develop capital, strategic and contingency plans; (iii) take steps to ensure the maintenance and availability of all records; and (iv) pay a dividend to Riggs National Corporation only if Riggs Bank N.A. is in compliance with its capital plan and upon the prior approval of the OCC. In view of Riggs National Corporation’s highly liquid position, Riggs Bank N.A. does not anticipate any need to pay a dividend at the bank level in the future.

Under the new Cease and Desist Order with the Federal Reserve, Riggs National Corporation has agreed, among other things to, (i) continue to implement the plans required by the May 14, 2004 Cease and Desist Order to strengthen management, board oversight and risk management; (ii) develop capital, strategic and contingency plans; (iii) continue to implement and enhance its internal audit program; and (iv) ensure the maintenance and availability to supervisory authorities of all records of Riggs International Banking Corporation. In addition, as required by the May 14, 2004 Order, Riggs National Corporation has agreed to continue to obtain the prior approval of the Federal Reserve in order to pay dividends on its common stock, pay distributions on its trust preferred securities and repurchase stock. As previously disclosed, due to the desire of Riggs National Corporation to retain the strongest possible capital levels at both Riggs National Corporation and Riggs Bank N.A., Riggs National Corporation has suspended the payment of its dividend on common stock.

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Riggs National Corporation, the largest bank holding company headquartered in the nation’s capital, has 51 branches in the Washington, D.C. metropolitan area. Riggs commands the largest market share in the District of Columbia and specializes in banking and financial management products and services for individuals, nonprofit organizations, and businesses.

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This press release includes forward-looking statements (as such term is defined in Section 21E of the Securities Exchange Act of 1934, as amended) that reflect Riggs’ current expectations and projections about future results, performance, prospects and opportunities, and include, without limitation, the references in this press release to implementation of business strategies, statements about regulatory actions, anticipated cost savings and losses, efficiency gains, performance, the proposed transaction with PNC, and other effects of the initiatives described above. Riggs has attempted to identify these forward-

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Riggs National Corporation
January 27, 2005

looking statements by using words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “estimate,” “could” or similar expressions. These forward-looking statements are based on information currently available and are subject to a number of risks, uncertainties and other factors that could cause actual results, performance, prospects or opportunities in 2005 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks include, but are not limited to, certain risks and uncertainties that may affect the operations, performance, development, growth projections and results of the business. More specifically, these risks include the growth of (or decline in) the economy, changes in credit quality or interest rates, changes in value of venture capital investments in the technology and other sectors, timing of technology enhancements for products and operating systems, the impact of competitive products, services and pricing, customer business requirements, Congressional legislation, regulatory oversight, investigations, the unfavorable resolution of legal proceedings or government inquiries, the denial of insurance coverage for claims made by Riggs, actions of the OCC and the Federal Reserve, regulatory, supervisory or enforcement actions of government agencies, the ability to successfully wind down and/or sell its international business operations, general economic conditions-both domestic and international-and similar matters, and Riggs’ ability to satisfy the closing conditions under the merger agreement with PNC. In addition, the continuing impact of the September 11, 2001 terrorist attacks on the U.S. and global economy, the possibility of additional attacks, and international political conditions also may be an important factor or make the occurrence of one or more of the aforementioned risks or factors more likely.

     Do not place undue reliance on any forward-looking statements. Riggs undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release.

     The PNC Financial Services Group, Inc. (“PNC”) and Riggs National Corporation (“Riggs”) have filed with the United States Securities and Exchange Commission (the “SEC”) a proxy statement/prospectus and will file other relevant documents concerning the merger of Riggs with and into PNC. RIGGS AND PNC URGE INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain these documents free of charge at the SEC website (www.sec.gov). In addition, documents filed with the SEC by PNC will be available free of charge from Shareholder Relations at (800) 843-2206. Documents filed with the SEC by Riggs will be available free of charge from Riggs’ Investor Relations Department at (202) 835-4309 and from www.riggsbank.com.

     The directors, executive officers, and certain other members of management of Riggs may be soliciting proxies in favor of the merger from its shareholders. For information about these directors, executive officers, and members of management, shareholders are asked to refer to Riggs’ most recent annual meeting proxy statement, which is available on Riggs’ website (www.riggsbank.com) or using the contact information above.

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